As filed with the Securities and Exchange Commission on September 9, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Amplify Energy Corp.

(Exact name of registrant as specified in its charter)

Delaware	1311	82-1326219
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1700

Houston, Texas 77002

(713) 490-8900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric M. Willis

Senior Vice President, General Counsel & Land

Amplify Energy Corp.

500 Dallas Street, Suite 1700

Houston, Texas 77002

(713) 490-8900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Matthew R. Pacey

Brooks W. Antweil

Kirkland & Ellis LLP

609 Main Street, Suite 4500

Houston, Texas 77002

(713) 836-3786

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, par value $0.01 per share	12,291,246	5.74	$70,551,752.00	$8,550.87

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. In accordance with Rule 457(c) of the Securities Act of 1933, as amended, the price shown is the average of the high and low sales prices of the Common Stock on September 5, 2019 as reported on the New York Stock Exchange.

The information in this prospectus is not complete and may be changed. The securities described herein may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell such securities, and it is not soliciting an offer to buy such securities, in any state or jurisdiction where such offer or sale is not permitted.

Subject to completion dated September 9, 2019

PROSPECTUS

12,291,246 Shares

Amplify Energy Corp.

12,291,246 SHARES OF COMMON STOCK

This prospectus relates to the offer and resale of up to an aggregate of 12,291,246 shares of common stock, par value $0.01 per share (the “Common Stock”), of Amplify Energy Corp. (the “Company”) by the selling stockholders identified in this prospectus. The Common Stock offered under this prospectus was issued to such selling stockholders pursuant to that certain Agreement and Plan of Merger, dated as of May 5, 2019 (the “Merger Agreement”), by and among Midstates Petroleum Company, Inc., a Delaware corporation (“Midstates”), Midstates Holdings, Inc., a Delaware corporation and direct, wholly owned subsidiary of Midstates (“Merger Sub”) and Amplify Energy Corp., a Delaware corporation (“Legacy Amplify”), pursuant to which Merger Sub merged with and into Legacy Amplify, with Legacy Amplify surviving the Merger as a wholly owned subsidiary of Midstates (the “Merger”), and immediately following the Merger, Legacy Amplify merged with and into Alpha Mike Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of Midstates (“LLC Sub”), with LLC Sub surviving as a wholly owned subsidiary of Midstates. On August 6, 2019 (the “Effective Date”), the Merger closed and, pursuant to the Merger Agreement, Midstates changed its name to “Amplify Energy Corp.” and LLC Sub changed its name to “Amplify Energy Holdings LLC.” Also on the Effective Date, pursuant to the Merger Agreement, each share of Legacy Amplify common stock held by such selling stockholders was converted into the right to receive 0.933 shares of common stock of the Company, rounded up to the nearest whole share. Shares of Common Stock registered hereunder represent shares of Common Stock that were issued to the selling stockholders in connection with the Merger as consideration for shares of Legacy Amplify common stock held by such selling stockholders prior to the closing of the Merger.

Pursuant to this prospectus, the selling stockholders are permitted to offer shares of our Common Stock from time to time, if and to the extent as they may determine, through public or private transactions or through other means described in the section of this prospectus entitled “Plan of Distribution” at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices. The selling stockholders may sell shares through agents they select or through underwriters and dealers they select. The selling stockholders also may sell shares directly to investors. If the selling stockholders use agents, underwriters or dealers to sell the shares, we will name such agents, underwriters or dealers and describe any applicable commissions or discounts in a supplement to this prospectus if required.

We are registering the offer and sale of the shares of Common Stock hereunder pursuant to the amended and restated registration rights agreement, dated August 6, 2019, between the Company and certain of its stockholders (the “Registration Rights Agreement”). We have agreed to bear all of the expenses incurred in connection with the registration of the shares of Common Stock. The selling stockholders will pay or assume underwriting fees, discounts and commissions or similar charges, if any, incurred in the sale of the shares of Common Stock.

The selling stockholders identified in this prospectus are offering all of the shares of Common Stock under this prospectus. We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholders.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any prospectus supplement or amendment before you invest. You also should read the documents we have referred you to in the “Where You Can Find More Information” and the “Information Incorporated by Reference” sections of this prospectus for information about us and our financial statements.

Our Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “AMPY.” On September 6, 2019, the closing price of our Common Stock on the NYSE was $5.98 per share.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 3 of this prospectus and the “Risk Factors” sections in our and Legacy Amplify’s Annual Reports on Form 10-K for the year ended December 31, 2018 to read about risks you should consider before buying shares of our Common Stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                    , 2019

We and the selling stockholders have not authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus or any free writing prospectus prepared by us or on our behalf or to which we have referred you. We can take no responsibility for, and can provide no assurances as to the reliability of, any information that others may give you. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of the prospectus, or that the information contained in any document incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the Common Stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Forward-Looking Statements” and “Risk Factors.”

i

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our:

•	business strategies;

•	acquisition and disposition strategy;

•	cash flows and liquidity;

•	financial strategy;

•	ability to replace the reserves we produce through drilling;

•	drilling locations;

•	oil and natural gas reserves;

•	technology;

•	realized oil, natural gas and NGL prices;

•	production volumes;

•	lease operating expense;

•	gathering, processing and transportation;

•	general and administrative expense;

•	future operating results;

•	ability to procure drilling and production equipment;

•	ability to procure oil field labor;

•	planned capital expenditures and the availability of capital resources to fund capital expenditures;

•	ability to access capital markets;

•	marketing of oil, natural gas and NGLs;

•	acts of God, fires, earthquakes, storms, floods, other adverse weather conditions, war, acts of terrorism, military operations or national emergency;

•	expectations regarding general economic conditions;

•	competition in the oil and natural gas industry;

•	effectiveness of risk management activities;

•	environmental liabilities;

•	counterparty credit risk;

•	expectations regarding governmental regulation and taxation;

•	expectations regarding developments in oil-producing and natural-gas producing countries; and

•	plans, objectives, expectations and intentions.

All statements, other than statements of historical fact, included in this prospectus, any prospectus supplement and the documents we incorporate by reference are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “would,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,”

“outlook,” “continue,” the negative of such terms or other comparable terminology. These statements address activities, events or developments that we expect or anticipate will or may occur in the future, including things such as projections of results of operations, plans for growth, goals, future capital expenditures, competitive strengths, references to future intentions and other such references. These forward-looking statements involve risks and uncertainties. Important factors that could cause our actual results or financial condition to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following risks and uncertainties:

•	our results of evaluation and implementation of strategic alternatives;

•	risks related to a redetermination of the borrowing base under our senior secured reserve-based revolving credit facility;

•	our ability to access funds on acceptable terms, if at all, because of the terms and conditions governing our indebtedness, including financial covenants;

•	our ability to satisfy debt obligations;

•	volatility in the prices for oil, natural gas, and NGLs, including further or sustained declines in commodity prices;

•	the potential for additional impairments due to continuing or future declines in oil, natural gas and NGL prices;

•	the uncertainty inherent in estimating quantities of oil, natural gas and NGLs reserves;

•	our substantial future capital requirements, which may be subject to limited availability of financing;

•	the uncertainty inherent in the development and production of oil and natural gas;

•	our need to make accretive acquisitions or substantial capital expenditures to maintain our declining asset base;

•	the existence of unanticipated liabilities or problems relating to acquired or divested businesses or properties;

•	potential acquisitions, including our ability to make acquisitions on favorable terms or to integrate acquired properties;

•

the consequences of changes we have made, or may make from time to time in the future, to our capital expenditure budget, including the impact of those changes on our production levels, reserves, results of operations and liquidity;

•	potential shortages of, or increased costs for, drilling and production equipment and supply materials for production, such as CO2;

•	potential difficulties in the marketing of oil and natural gas;

•	changes to the financial condition of counterparties;

•	uncertainties surrounding the success of our secondary and tertiary recovery efforts;

•	competition in the oil and natural gas industry;

•	general political and economic conditions, globally and in the jurisdictions in which we operate;

•	the impact of legislation and governmental regulations, including those related to climate change and hydraulic fracturing;

•	the risk that our hedging strategy may be ineffective or may reduce our income;

•	the cost and availability of insurance as well as operating risks that may not be covered by an effective indemnity or insurance;

•	actions of third-party co-owners of interest in properties in which we also own an interest; and

•	other risks and uncertainties described in “Risk Factors” and under the heading “Item 1A. Risk Factors” in our and Legacy Amplify’s Annual Reports on Form 10-K for the year ended December 31, 2018.

The forward-looking statements contained in this prospectus, any prospectus supplement and the documents we incorporate by reference are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the events or circumstances described in any forward-looking statement will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements. For additional information regarding known material factors that could affect our operating results or performance, please read the section entitled “Risk Factors” in this prospectus and in any applicable prospectus supplement, as well as all risk factors described in the documents incorporated by reference herein, including, without limitation, the factors described in “Part I—Item 1A. Risk Factors” of our and Legacy Amplify’s Annual Reports on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 14, 2019 and March 6, 2019, respectively. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

PROSPECTUS SUMMARY

This summary highlights the more detailed information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before deciding whether to invest in our Common Stock. You should read this entire prospectus carefully, including risk factors and the documents incorporated by reference herein, before making an investment decision. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Forward-Looking Statements” and “Information Incorporated by Reference.”

When referring to Amplify Energy Corp. (formerly known as Midstates Petroleum Company, Inc.) (the “Company,” “Amplify Energy,” “us,” “our,” “we,” or similar expressions), the intent is to refer to Amplify Energy Corp., a Delaware corporation, and its consolidated subsidiaries as a whole or on an individual basis, depending on the context in which the statements are made.

Company Overview

We are an independent oil and natural gas company engaged in the acquisition, development, exploitation and production of oil and natural gas properties located in Oklahoma, the Rockies, offshore California, East Texas / North Louisiana and South Texas.

Our business activities are conducted through Amplify Energy Operating LLC, our wholly owned subsidiary, and its wholly owned subsidiaries, and we operate in one reportable segment. Our assets consist primarily of producing oil and natural gas properties and are located in Oklahoma, Texas, Louisiana, Wyoming and offshore California. Most of our oil and natural gas properties are located in large, mature oil and natural gas reservoirs.

Corporate Information

Our principal executive offices are at 500 Dallas Street, Suite 1700, Houston, Texas 77002 and our telephone number is (713) 490-8900. Our Common Stock is listed on the NYSE under the symbol “AMPY.” Information contained on our website, www.amplifyenergy.com, does not constitute a part of this prospectus.

The Offering

Common Stock offered by the selling stockholders	Up to 12,291,246 shares of Common Stock.

Common Stock outstanding as of August 6, 2019 prior to and after giving effect to the shares that may be offered pursuant to this prospectus	41,252,637 shares of Common Stock.

Use of proceeds	We will not receive any proceeds from the sale of shares of Common Stock that may be sold by the selling stockholders from time to time pursuant to this prospectus.

NYSE ticker symbol	“AMPY.”

Risk factors

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” and the risk factors set forth in the documents incorporated by reference herein for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before you invest in our Common Stock, you should carefully consider those risk factors described under the heading “Item 1A. Risk Factors” in our and Legacy Amplify’s Annual Reports on Form 10-K for the year ended December 31, 2018, as well as any risk factors contained in our or Legacy Amplify’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, which are incorporated by reference into this prospectus. The risks described in this prospectus, in addition to the risks described in the documents we incorporate by reference herein may not be the only risks we face, as our business and operations may also be subject to risks that we do not yet know of, or that we currently believe are immaterial. We expect to update these risk factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus, which will be incorporated by reference into this prospectus. You should be aware that the occurrence of any of the events described in the risk factors included in this prospectus or incorporated by reference herein could have a material adverse effect on our business, financial position, results of operations and cash flows and the trading price of our securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS

All of the shares of Common Stock covered by this prospectus are being sold by the selling stockholders. See “Selling Stockholders.” We will not receive any proceeds from these sales of our Common Stock.

DETERMINATION OF OFFERING PRICE

The selling stockholders will determine at what price they may sell the shares of Common Stock offered by this prospectus, and such sales may be made at fixed prices, prevailing market prices at the time of the sale, varying prices determined at the time of sale, or negotiated prices.

SELLING STOCKHOLDERS

This prospectus covers the offering for resale of up to an aggregate of 12,291,246 shares of Common Stock that may be offered and sold from time to time under this prospectus by the selling stockholders identified below, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such shares of Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise.

The selling stockholders acquired the shares of Common Stock offered hereby in connection with the closing of the Merger as consideration for shares of Legacy Amplify common stock held by such selling stockholders prior to the closing of the Merger on August 6, 2019. On August 6, 2019, we entered into the Amended and Restated Registration Rights Agreement with the selling stockholders pursuant to which we were obligated to prepare and file a registration statement to permit the resale of certain shares of Common Stock held by the selling stockholders from time to time as permitted by Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

We have prepared the table, the paragraph immediately following this paragraph, and the related notes based on information supplied to us by the selling stockholders and such information is as of August 6, 2019. We have not sought to verify such information. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in the footnotes to the table below, the selling stockholders have sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by them. Because the selling stockholders identified in the table may sell some or all of the shares of Common Stock owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Common Stock, no estimate can be given as to the number of the shares of Common Stock available for resale hereby that will be held by the selling stockholders upon termination of this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholders provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling stockholders will sell all of the shares of Common Stock beneficially owned by them that are covered by this prospectus. The selling stockholders are not obligated to sell any of the shares of Common Stock offered by this prospectus. The percent of beneficial ownership for the selling security holders is based on 41,252,637 shares of Common Stock outstanding as of August 6, 2019.

	Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Shares of Common Stock Offered Hereby		Shares of Common Stock Beneficially Owned After Completion of the Offering(2)
	Number	Percentage			Number	Percentage
Selling stockholders:
Fir Tree Capital Management LP(3)	10,912,114	26.5%	6,226,716	(4)	—	—%
Brigade Capital Management, LP(5)	4,546,711	11.0%	4,546,711		—	—%
Axys Capital Income Fund, LLC(6)	1,517,819	3.7%	1,517,819		—	—%

(1)

The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

(2)	Assumes the selling stockholders do not acquire beneficial ownership of any additional shares of our Common Stock.
(3)

The address of this beneficial owner is 55 West 46th Street, New York, NY 10036. Consists of (i) 4,511,814 shares of common stock held directly by Fir Tree E&P Holdings III, LLC (ii) 223,689 shares of common stock held directly by FT SOF IV Holdings, LLC, (iii) 93,339 shares of common stock held directly by FT SOF V Holdings, LLC, (iv) 239,557 shares owned by Fir Tree Capital Opportunity Master Fund III, LP, (vii) 3,185,833 shares owned by Fir Tree E&P Holdings VII, LLC and (viii) 2,657,882 shares owned by Fir Tree E&P Holdings VIII, LLC (collectively, the “Fir Tree funds”). Fir Tree Capital Management LP (“FTCM”) (f/k/a Fir Tree Inc.) is the investment manager for the Fir Tree funds. Jeffrey Tannenbaum, David Sultan and Clinton Biondo control FTCM. Each of FTCM, Messrs. Tannenbaum, Sultan and Biondo has voting and investment power with respect to the shares of common stock owned by the Fir Tree funds and may be deemed to be the beneficial owner of such shares. Evan S. Lederman and David H. Proman are directors of the Company and managing directors of FTCM. Messrs. Lederman and Proman do not have voting and investment power with respect to the shares of common stock owned by the Fir Tree funds in their capacities as managing directors of FTCM.

(4)

Represents shares of Legacy Amplify common stock owned by the Fir Tree funds that were converted into shares of Common Stock in connection with the Merger. Shares of Common Stock owned by the Fir Tree funds prior to the Effective Time of the Merger were previously registered under Post-Effective Amendment No. 2 to Form S-1 on Form S-3 filed with the SEC on April 12, 2018 (File No. 333-215602).

(5)

The address of this beneficial owner is 399 Park Ave, Suite 1600, New York, NY 10022. Consists of (i) 13,082 shares owned by Future Directions Credit Opportunities Fund, (ii) 387,484 shares owned by Brigade Credit Fund II Ltd., (iii) 13,033 shares owned by Big River Group Fund SPC LLC, (iv) 112,613 shares owned by Brigade Cavalry Fund Ltd, (v) 110,891 shares owned by Blue Falcon Limited, (vi) 40,473 shares owned by Delta Master Trust, (vii) 299,101 shares owned by Brigade Distressed Value Master Fund Ltd., (viii) 636,672 shares owned by Brigade Energy Opportunities Fund II LP, (ix) 1,428,867 shares owned by Brigade Energy Opportunities Fund LP, (x) 42,824 shares owned by FedEx Corporation Employees’ Pension Trust, (xi) 16,781 shares owned by Brigade Opportunistic Credit Fund—ICIP, Ltd., (xii) 20,211 shares owned by Illinois State Board of Investment, (xiii) 14,677 shares owned by FCA Canada Inc. Elected Master Trust, (xiv) 15,848 shares owned by FCA US LLC Master Retirement Trust, (xv) 32,867 shares owned by JPMorgan Chase Retirement Plan Brigade Bank Loan, (xvi) 22,922 shares owned by JPMorgan Chase Retirement Plan Brigade, (xvii) 151,968 shares owned by Brigade Opportunistic Credit LBG Fund Ltd., (xviii) 93,209 shares owned by Los Angeles County Employees Retirement Association, (xix) 615,632 shares owned by Brigade Leveraged Capital Structures Fund Ltd., (xx) 25,699 shares owned by SC Credit Opportunities Mandate LLC, (xxi) 21,491 shares owned by U.S. High Yield Bond Fund, (xxii) 43,157 shares owned by SEI Global Master Fund Plc the SEI High Yield Fixed Income Fund, (xxiii) 119,341 shares owned by SEI Institutional Investments Trust-High Yield Bond Fund, (xxiv) 81,558 shares owned by SEI Institutional Managed Trust-High Yield Bond Fund, (xxv) 18,496 shares owned by GIC Private Limited, (xxvi) 49,545 shares owned by The Coca-Cola Company Master Retirement Trust, (xxvii) 41,650 shares owned by St. James’ Place Diversified Bond Unit Trust and (xxviii) 76,619 shares owned by Panther BCM LLC (collectively, the “Brigade funds”). Brigade Capital Management, LP has voting and investment power with respect to the shares of common stock owned by the foregoing entities and may be deemed to be the beneficial owner of the shares of common stock owned by the Brigade funds and accounts. Scott L. Hoffman is a director of the Company and senior analyst at Brigade Capital Management, LP. Mr. Hoffman disclaims beneficial ownership of the shares of common stock owned by Brigade Capital Management, LP.

(6)

Trust Asset Management LLC has voting and investment power with respect to the common stock owned by Axys Capital Income Fund, LLC and may be deemed to be the beneficial owner of the shares of common stock owned by Axys Capital Income Fund, LLC.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling stockholders as to any plan of distribution. Distributions of the shares of Common Stock by the selling stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which Common Stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the shares of Common Stock may be sold include:

•	privately negotiated transactions;

•	underwritten transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	short sales;

•	through the writing of options on the shares, whether or not the options are listed on an options exchange;

•	through the distributions of the shares by any selling stockholder to its partners, members or stockholders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of Common Stock under Rule 144 under the Securities Act, in each case if available, rather than under this prospectus.

Such transactions may be effected by the selling stockholders at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the securities to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the securities for whom they may act as agent. The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares of Common Stock for sale under the Securities Act and to indemnify the selling stockholders and each person who participates as an underwriter in the offering of the shares of Common Stock against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of the securities under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders also may sell securities short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

There can be no assurances that the selling stockholders will sell any or all of the securities offered under this prospectus.

DESCRIPTION OF CAPITAL STOCK

Capital Stock

The total number of shares of all classes of stock which the Company shall have authority to issue is 300,000,000 shares, consisting of 250,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

As of August 6, 2019, we had 41,252,637 shares of Common Stock and no shares of Preferred Stock outstanding. Summarized below are material provisions of our Second Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) and second amended and restated bylaws (the “Bylaws”), as well as relevant sections of the Delaware General Corporation Law (the “DGCL”). The following summary is qualified in its entirety by the provisions of our Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, and by the applicable provisions of the DGCL.

Common Stock

Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, will have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law (the “DGCL”). Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably in proportion to the shares of common stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock that will be issued under this prospectus will be fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets in proportion to the shares of common stock held by them that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.

Preferred Stock

Our Certificate of Incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Anti-Takeover Effects of Provisions of our Second Amended and Restated Certificate of Incorporation, our Second Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law, and our Certificate of Incorporation and our Bylaws described below contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

Delaware Law

We are not subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•

on or after such time, the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by the holders of at least a majority of the corporation’s outstanding voting shares. We elected to “opt out” of the provisions of Section 203.

Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws

Provisions of our Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our Certificate of Incorporation and Bylaws:

•	permit our board of directors to issue up to 50,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum (prior to such time, vacancies may also be filled by the affirmative vote of the holders of a majority of our then outstanding common stock);

•

provide that our amended and restated Bylaws may only be amended by the affirmative vote of the holders of a majority of our then outstanding common stock or by resolution adopted by a majority of the directors;

•	provide that special meetings of our stockholders may only be called by the board of directors, the chief executive officer or the chairman of the board or the board of directors;

•

eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the DGCL and indemnify our directors and officers to the fullest extent permitted by Section 145 of the DGCL;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice; and

•

not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

Directors’ Liability and Indemnification of Directors and Officers

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursements for expenses incurred arising under the Securities Act.

Our Certificate of Incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except:

•	for any breach of the duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law;

•	for liability under Section 174 of the DGCL (relating to unlawful dividends, stock repurchases or stock redemptions); or

•	for any transaction from which the director derived any improper personal benefit.

The effect of this provision is to eliminate our rights, and our stockholders’ rights, to recover monetary damages against a director for breach of a fiduciary duty of care as a director. This provision does not limit or eliminate our rights or those of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under federal securities laws. In addition, our Certificate of Incorporation provides that we indemnify each director and the officers, employees and agents determined by our board of directors to the fullest extent provided by the laws of the State of Delaware. Our Certificate of Incorporation also requires us to advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

Any amendment to or repeal of these provisions will not adversely affect any right or protection of our directors in respect of any act or failure to act that occurred prior to any amendment to or repeal of such provisions or the adoption of an inconsistent provision. If the DGCL is amended to provide further limitation on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL. In addition, we have entered into separate indemnification agreements with each of our directors and executive officers. We also maintain director and officer liability insurance.

Other Rights

Under the terms of our Certificate of Incorporation and the Bylaws, we are prohibited from issuing any non-voting equity securities to the extent required under Section 1123(a)(6) of the Bankruptcy Code and only for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Company.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company, LLC.

LEGAL MATTERS

Certain legal matters in connection with our Common Stock offered hereby will be passed upon for us by Kirkland & Ellis LLP, Houston, Texas.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Midstates Petroleum Company, Inc. (renamed Amplify Energy Corp. on August 6, 2019) incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Amplify Energy Corp. and its subsidiaries as of December 31, 2018 and 2017, the related consolidated statements of operations, equity, and cash flows for the year ended December 31, 2018, the period May 5, 2017 through December 31, 2017 (Successor), the period from January 1, 2017 through May 4, 2017 and the year ended December 31, 2016 (Predecessor) and the related notes (collectively, the consolidated financial statements), and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein and in the registration statement in reliance on the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

As discussed in note 2 to the consolidated financial statements, on April 14, 2017, the United States Bankruptcy Court for the Southern District of Texas entered an order confirming the plan for reorganization, which became effective on May 4, 2017. Accordingly, the accompanying consolidated financial statements have been prepared in conformity with Accounting Standards Codification Topic 852, Reorganizations, for the Successor as a new entity with assets, liabilities and a capital structure having carrying amounts not comparable with prior periods (Predecessor) as described in note 1.

Certain estimates of our net oil and natural gas reserves and related information included or incorporated by reference in this prospectus have been derived from reports prepared by Cawley, Gillespie & Associates, Inc. and Ryder Scott Company, L.P. All such information has been so included or incorporated by reference on the authority of such firms as experts regarding the matters contained in their reports.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (including the exhibits, schedules and amendments thereto) under the Securities Act, with respect to the shares of Common Stock offered for sale from time to time pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement because parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto.

We will file annual, quarterly and current reports, proxy statements and other information with the SEC. We make these filings available on our website once they are filed with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information that is filed through the SEC’s EDGAR System. Our SEC filings are available on the SEC’s website at www.sec.gov. In addition, we will provide electronic or paper copies of our filings free of charge upon request.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information included directly in this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date on the cover page of this prospectus.

This prospectus incorporates by reference the documents listed below, and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any portion of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act) until all offerings under this registration statement are completed or terminated:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 14, 2019 (File No. 001-35512);

•	Legacy Amplify’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Commission on March 6, 2019 (File No. 001-35364);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, filed with the Commission on May 10, 2019 and August 5, 2019, respectively (File No. 001-35512);

•	Legacy Amplify’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, filed with the Commission on May 9, 2019 and August 5, 2019, respectively (File No. 001-35364);

•	our Current Reports on Form 8-K filed with the SEC on February 5, 2019, March 13, 2019, May 6, 2019, August 2, 2019, August 6, 2019 and August 29, 2019 (File No. 001-35512);

•	Legacy Amplify’s Current Reports on Form 8-K filed with the SEC on March 25, 2019, May 6, 2019, May 16, 2019, July 17, 2019, July 26, 2019, and August 2, 2019 (file No. 001-35364); and

•	the description of our Common Stock set forth in the Registration Statement on Form 8-A (File No. 001-35512), filed with the SEC on May 3, 2017.

All filings made by us with the SEC pursuant to the Exchange Act after the date of this registration statement and prior to the effectiveness of this registration statement shall also be deemed incorporated by reference into this prospectus.

Any statement made in this prospectus or in any prospectus supplement or amendment or in a document incorporated by reference into this prospectus or in any prospectus supplement or amendment will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes that statement.

Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus.

You should direct requests for those documents to:

Amplify Energy Corp.

500 Dallas Street, Suite 1700

Houston, Texas 77002

(713) 490-8900

Our Annual Report on Form 10-K and other reports and documents incorporated by reference herein may also be found in the “Investor Relations” section of our website at http://www.amplifyenergy.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or any registration statement of which it forms a part.

12,291,246 Shares

Amplify Energy Corp.

COMMON STOCK

Prospectus

                    , 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses and costs (other than underwriting discounts and commissions) expected to be incurred by the Company in connection with the issuance and distribution of the shares of Common Stock registered hereby. Other than the SEC registration fee, the amounts set forth below are estimates:

Amount To Be Paid
SEC registration fee		$8,550.87
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous fees and expenses		*

Total	$	*

*

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3.

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by Section 145 of the DGCL. Section 145(e) of the DGCL further provides that such expenses (including attorneys’ fees) incurred by former directors and officers or other employees or agents of the corporation may be so paid upon such terms and conditions as the corporation deems appropriate.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

The Registrant’s second amended and restated bylaws provide that the Registrant will indemnify and hold harmless, to the fullest extent permitted by the DGCL, any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was one of the Registrant’s directors or officers or is or was serving at the Registrant’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Registrant’s second amended and restated certificate of incorporation further provide for the advancement of expenses to each of its officers and directors.

The Registrant’s second amended and restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, the Registrant’s directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit.

The Registrant also maintains a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not the Registrant would have the power to indemnify such person against such liability under the DGCL or the provisions of the Registrant’s second amended and restated certificate of incorporation.

The Registrant has also entered into indemnification agreements with each of the Registrant’s directors and executive officers. These agreements provide that the Registrant will indemnify each of its directors and such officers to the fullest extent permitted by law and by the Registrant’s second amended and restated certificate of incorporation or second amended and restated bylaws.

Item 16. Exhibits and Financial Statement Schedules.

Reference is made to the Exhibit Index preceding the signature pages hereto, which Exhibit Index is hereby incorporated by reference into this item.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(2)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1), (2) and (3) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in the form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)

That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)

That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(f)

That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Exhibit Number		Description

2.1#	—

Agreement and Plan of Merger, dated May 5, 2019, by and among Amplify Energy Corp., Midstates Petroleum Company, Inc. and Midstates Holdings, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K (File No. 001-35512) filed on May 6, 2019).

3.1	—

Second Amended and Restated Certificate of Incorporation of Midstates Petroleum Company, Inc. (incorporated by reference to Exhibit 3.1 to Registration Statement on Form 8-A (File No. 001-35512) filed on October 21, 2016).

3.2	—

Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Midstates Petroleum Company, Inc., dated August 6, 2019 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K (File No. 001-35512) filed on August 6, 2019).

3.3	—	Second Amended and Restated Bylaws of Amplify Energy Corp., dated August 6, 2019 (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K (File No. 001-35512) filed on August 6, 2019).

4.1	—

Amplify Energy Corp. Amended and Restated Registration Rights Agreement, dated August 6, 2019, between the Company and certain holders party thereto (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K (File No. 001-35512) filed on August 6, 2019).

5.1*	—	Legal opinion of Kirkland & Ellis LLP as to the legality of the securities being registered.

23.1*	—	Consent of KPMG LLP.

23.2*	—	Consent of Grant Thornton LLP.

23.3*	—	Consent of Ryder Scott Company, L.P.

23.4*	—	Consent of Cawley, Gillespie & Associates, Inc.

23.5*	—	Consent of Kirkland & Ellis LLP (included as part of Exhibit 5.1 hereto).

24.1	—	Power of Attorney (included on the signature page of this Registration Statement).

99.1	—	Report of Ryder Scott Company, L.P. (incorporated by reference to Exhibit 99.1 of Legacy Amplify’s Annual Report on Form 10-K (File No. 001-35364) filed on March 6, 2019).

99.2	—	Report of Cawley, Gillespie & Associates, Inc. (incorporated by reference to Exhibit 99.1 of the Company’s Annual Report on Form 10-K (File No. 001-35512) filed on March 14, 2019).

*	Filed herewith.
#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on September 9, 2019.

AMPLIFY ENERGY CORP.

By:	Amplify Energy Corp.

By:	/s/ Kenneth Mariani
Name:	Kenneth Mariani
Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kenneth Mariani and Martyn Willsher, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates presented.

Signature	Title	Date

/s/ Kenneth Mariani Kenneth Mariani	President, Chief Executive Officer and Director (Principal Executive Officer)	September 9, 2019

/s/ Martyn Willsher Martyn Willsher	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 9, 2019

/s/ Denise DuBard Denise DuBard	Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 9, 2019

/s/ David M. Dunn /s/ David M. Dunn	Director	September 9, 2019

/s/ Christopher W. Hamm /s/ Christopher W. Hamm	Director	September 9, 2019

/s/ Scott L. Hoffman Scott L. Hoffman	Director	September 9, 2019

Signature	Title	Date

/s/ Evan S. Lederman Evan S. Lederman	Director	September 9, 2019

/s/ David H. Proman David H. Proman	Director and Chairman	September 9, 2019

/s/ Randal T. Klein Randal T. Klein	Director	September 9, 2019

/s/ Todd Snyder Todd Snyder	Director	September 9, 2019